                                                                    Exhibit 16.1

July 12, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated July 10,  2007 of The LGL  Group,  Inc.
and are in  agreement  with the first  sentence of the first  paragraph  and the second and third paragraphs in Item 4.01.

We have no basis to agree or disagree with other  statements  of the  registrant contained therein.

                                                    /s/ Ernst & Young LLP

                                                    Ernst & Young LLP